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                                                                   EXHIBIT 10.55


                                    EXHIBIT H
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of June 29, 1999, by and between Strategic Reimbursement Services, Inc., an Illinois corporation (together with its successors and assigns permitted under this Agreement, "SRS"), and Robert C. Gienko ("Employee"). Certain capitalized terms used herein are defined in Section 1. SRS is a wholly-owned subsidiary of Sabratek Corporation, a Delaware corporation ("Sabratek").

                                   WITNESSETH:

         WHEREAS, SRS has determined that it is in the best interests of SRS and its stockholders to employ Employee and to set forth in this Agreement the obligations and duties of both SRS and Employee; and

         WHEREAS, SRS wishes to assure itself of the services of Employee for the period hereinafter provided, and Employee is willing to be employed by SRS for said period, upon the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, SRS and Employee (individually a "Party" and together the "Parties" ) agree as follows:

         1. DEFINITIONS.

         (a) "Agreement of Merger" shall mean the Agreement of Merger by and among Sabratek, SBTK I Acquisition Corporation (a wholly-owned subsidiary of Sabratek) and SRS.

         (b) "Beneficiary" shall mean the person or persons named by Employee pursuant to Section 12 below or, in the event that no such person is named who survives Employee, his estate.

         (c) "Board" shall mean the Board of Directors of SRS.

         (d) "Cause" shall mean:

             (i) Employee being found guilty of a felony or an act of fraud or embezzlement, in each case related to SRS or its business;

             (ii) any repeated and demonstrated failure by Employee to discharge faithfully the responsibilities of his position that the chief executive officer of Sabratek or his designee or the



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Board in good faith determines is extremely detrimental to the current and future interests of SRS, which is not cured within 10 days after written notice thereof to the Employee; or

             (iii) a material breach by Employee of any material provision of this Agreement, which is not cured within 10 days after written notice thereof to the Employee.

         (e) "Change in Control" shall mean the occurrence of any of the following events:

             (i) Consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the 1934 Act) of 40 percent or more of the combined voting power of the then outstanding voting securities of Sabratek or SRS; or

             (ii) The individuals who, as of the date hereof, are members of the board of directors of Sabratek cease for any reason to constitute a majority of the board of directors of Sabratek, unless the election, or nomination for election by the stockholders of Sabratek, of any new director or directors was approved by a vote of a majority of the board of directors of Sabratek, in which case such new director or directors shall, for purposes of this Agreement, be considered as a member or members of the board of directors of Sabratek as of the date hereof; or

             (iii) Approval by stockholders of Sabratek or SRS of (A) a merger or consolidation of Sabratek or SRS if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 60 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of Sabratek or SRS, as applicable, outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution, or an agreement for the sale or other disposition, of all or substantially all of the assets of Sabratek or SRS.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (x) solely because 40 percent or more of the combined voting power of the then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of Sabratek or SRS, or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of Sabratek, Sabratek or SRS in the same proportion as their ownership of stock of Sabratek or SRS immediately prior to such acquisition, or (y) if the Employee is, immediately after any above defined change in control, employed by Sabratek in a comparable role and at a comparable salary.

         (f) "Closing Date" shall mean the date of the closing of the transactions contemplated by the Agreement of Merger.


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         (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (h) "Committee" shall mean the Compensation Committee of the Board, or if no such committee, the Board.

         (i) "Disability" shall mean the illness or other mental or physical disability of Employee, as determined under the long-term disability plan of SRS or Sabratek, as applicable, covering Employee, or if no such plan exists, Employee's failure (i) to perform substantially his material duties under this Agreement for a period of three consecutive months, or for an aggregate of 135 days during any month period, and (ii) to return to the performance of his duties within 30 days after receiving written notice of termination.

         (j) "Merger Agreement" shall mean the Agreement of Merger by and among Sabratek Corporation, SBTK I Acquisition Corporation and SRA.

         (k) "Salary" shall mean the annual salary provided for in Section 3 below, as adjusted from time to time.

         (l) "Term of Employment" or "Term" shall mean the period specified in
Section 2(b) below.

         (m) "Year" shall mean the calendar year, which is the fiscal year of SRS.

         (n) "Good Reason" means the occurrence of any one or more of the following, without the express agreement of the Employee to continue employment despite such occurrence, at any time after the date of this Agreement: (a) material diminution of Employee's duties as President of SRS or the assignment to the Employee of any material duties which are not substantially consistent with such position, excluding, however, an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by SRS promptly upon receipt of notice thereof from the Employee; (b) reduction in Employee's compensation from that in effect upon the date hereof, excluding, however, any diminution of the foregoing applied by Sabratek consistently and in good faith to substantially all of the executive employees of Sabratek and the heads of its principal subsidiaries; and (c) material diminution of Employee's perquisites or benefits from those of Sabratek in effect upon the date hereof, excluding, however any diminution in benefits applied by Sabratek consistently and in good faith to substantially all of the executive employees of Sabratek and the heads of its principal subsidiaries.



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         2.  EMPLOYMENT TERM, POSITIONS AND DUTIES.

         (a) Employment of Employee. SRS hereby employs Employee, and Employee hereby accepts continued employment with SRS, in the positions and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

         (b) Term of Employment. The Term of Employment shall commence on the Closing Date and shall terminate on the third anniversary of the Closing Date; provided, however, that unless either Party gives at least three months' written notice to the other that the Term shall not continue past the third anniversary of the Closing Date or any subsequent 12-month period for which the Term has previously been extended, the Term shall thereafter automatically extend for an additional 12-month period, unless the Term is sooner terminated as provided in
Section 8 below.

         (c) Titles and Duties. Until the date of termination of his employment hereunder, Employee shall be employed as the President of SRS, reporting to the chief executive officer of Sabratek or his designee and the Board. In this capacity, Employee shall have the customary powers, responsibilities and authorities of the President of a similar unit of Sabratek. The Employee shall also be entitled to serve as a director on the Board. As President, the Employee will run the day to day activities of SRS and will be entitled to be involved in the long-term planning of SRS, subject to the authority of the Board and the chief executive officer of Sabratek or his designee.

         (d) Location. If Sabratek requires the Employee to relocate his residence from Cook, DuPage or Lake County, Illinois, the Employee may treat such relocation as a not for Cause termination.

         (e)      Time And Effort.

                  (i) Employee agrees to devote his full business time to the affairs of SRS in order to carry out his duties and responsibilities under this Agreement; and

                  (ii) The Employee may (A) serve on the boards of a reasonable number of trade associations, charitable organizations and/or businesses not in competition with SRS or Sabratek, (B) engage in charitable activities and community affairs and (C) manage his personal investments and affairs, in each case so long as such does not or would not cause a breach of this Agreement.

         3. SALARY. Employee shall receive from SRS a Salary, payable in accordance with the regular payroll practices of Sabratek, in a minimum amount of $250,000. During the Term the chief executive officer of Sabratek shall review his Salary no less often than once each Year, commencing January 1, 2000. On the basis of any such review, the chief executive officer or his designee may in its sole discretion increase the Salary of the Employee accordingly. The term "Salary" as used in this Agreement shall refer to his Salary at any time as so adjusted.



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         4. BONUSES. Employee shall be eligible to receive an annual bonus, which bonus shall not be (i) less than 20% of his Salary if he achieves 80% of specified performance objectives, (ii) less than 30% of his Salary if he achieves 100% of specified performance objectives, or (iii) less than 40% of his Salary if he achieves 120% of specified performance objectives for any Year.

         5. EQUITY OPPORTUNITY. During the Term, Employee shall be eligible to receive grants of options to purchase shares of Sabratek common stock and awards of shares of Sabratek common stock, either or both as determined by the chief executive officer of Sabratek or his designee, under and in accordance with the terms of applicable plans of Sabratek and related option and award agreements.

         6. EXPENSE REIMBURSEMENT; CERTAIN OTHER COSTS. During the Term, Employee shall be entitled to prompt reimbursement by SRS for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, upon his submission of such accounts and records as may be reasonably required by SRS.

         7. EMPLOYEE BENEFIT PLANS. During the Term Employee shall be entitled to participate in all employee benefit plans and programs made available to Sabratek's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit-sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, vacation and any other employee benefit plans or programs that may be sponsored by Sabratek from time to time, including plans that supplement the above- listed types of plans, whether funded or unfunded.

         8. TERMINATION OF EMPLOYMENT.

         (a) Voluntary Termination And Termination by Mutual Agreement. Employee may terminate his employment voluntarily at any time. If he does so, his entitlement hereunder shall be the same as if SRS had terminated his employment for Cause. The Parties may terminate this Agreement by mutual agreement at any time. If they do so, Employee's entitlement shall be as the Parties mutually agree.

         (b) General. Notwithstanding anything to the contrary herein, in the event of termination of Employee's employment under this Agreement, he or his Beneficiary, as the case may be, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections
(c) through (h) below, as applicable):

             (i) his Salary through the date of termination;



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             (ii) any unused vacation from prior years according to the SRS vacation policy;

             (iii) any deferred compensation payable under any deferred compensation plan of SRS;

             (iv) any other compensation or benefits, including without limitation, benefits under equity grants and awards described in Section 5 above and employee benefits under plans described in Section 7 above, that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan; and

             (v) reimbursement in accordance with Section 6 above of any business expenses incurred by Employee through the date of termination but not yet paid to him.

         (c) Termination Due to Death. In the event that Employee's employment is terminated due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 8(b), to:

             (i) Employee's Salary, at the rate in effect immediately before such termination, payable through the end of the month in which the proceeds of his life insurance under the SRS or Sabratek group plan are paid; and

             (ii) a prorated annual bonus for the Year in which his death occurs.

         (d) Termination Due to Disability. In the event of Disability, SRS or Employee may terminate Employee's employment. If Employee's employment is terminated due to Disability, he shall be entitled, in addition to the compensation and benefits specified in Section 8(b), to a prorated annual bonus for the Year in which his termination for Disability occurs.

         (e) Termination by SRS For Cause. SRS may terminate Employee's employment hereunder for Cause only upon written notice to Employee not less than 10 days prior to any intended termination date, which notice shall specify the grounds for such termination in reasonable detail. Upon receipt of such notice, Employee (and his counsel) shall have the right to present to the chief executive officer of Sabratek his position regarding any dispute relating to the existence of such Cause. Unless rescinded by the chief executive officer of Sabratek, termination shall be effective on the date specified in the original notice.

         In the event that Employee's employment is terminated for Cause, he shall be entitled only to the compensation and benefits specified in Section 8(b).

         (f) Termination Without Cause.



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                  (i) Termination without Cause shall mean: termination of
Employee's employment by SRS and shall include any reason for termination other than (i) due to death, Disability or Cause, (ii) by Employee voluntarily, or
(iii) by mutual agreement of Employee and SRS. In addition, termination without Cause shall also include termination by Employee for Good Reason. SRS shall provide Employee thirty days' prior written notice of termination by it without Cause (other than any termination for Good Reason).

                  (ii) In the event of termination by SRS of Employee's employment without Cause, he shall be entitled, in addition to the compensation and benefits specified in Section 8(b), to:

                           (A) his Salary, at the rate in effect immediately
before such termination, for a period of one year following the date of termination, such salary to be paid on SRS' normal payroll schedule; and

                           (B) a prorated annual bonus for the year in which
terminated, such bonus to be paid at the same time annual bonuses are regularly paid by SRS; and

                           (C) continued coverage under the health program
maintained by SRS for a period of one year; and

                           (D) notwithstanding anything in this Section 8(f) to
the contrary, SRS shall have no further obligation to make any salary or bonus payments for any period following the first date on which Employee takes any action which would fall within the definition of "Restrictive Covenant" as provided in Section 10(a) hereof, whether or not such action occurs within the Restrictive Period (as defined in Section 10(a) hereof).

         (g) Voluntary Termination by Employee. Employee shall have the right, upon 30 days' prior written notice, voluntarily to terminate his employment. If he exercises this right, his employment shall cease and the Term shall terminate as of the date stated in such notice, and he shall be entitled to receive compensation and benefits as if SRS had terminated his employment for Cause, as provided in Section 8(e).

         (h) Notice That The Employment Term Shall Not Renew. In the event that either Party notifies the other that the Employment Term shall not renew pursuant to the terms of Section 2(b) above, Employee shall continue to render services to SRS through the end of the Term as in effect on the date of delivery of such notice, unless: (A) the non-renewal decision was made by SRS, in which case, the chief executive officer of Sabratek or Employee may elect to treat the notice as a termination without Cause of Employee's employment; or (B) the non-renewal decision was made by Employee, in which case, the chief executive officer of Sabratek may elect to treat the notice as a voluntary termination of employment by Employee.



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         (i) Additional Health Insurance Benefits. To the extent permitted by applicable law and the group health insurance provider and agreement of the Company, the Company shall make available to the Employee at the sole cost and expense of the Employee health insurance benefits for a period of 5 years subsequent to the period during which the Company paid for such benefits under this Agreement.

         (j) Change in Control. Notwithstanding anything to the contrary in this
Section 8, if, within twelve months following a Change in Control (A) Employee's employment is terminated for any reason other than Cause, death or Disability, or (B) there is a material adverse change in Employee's compensation title or duties specified herein, he shall be entitled to the compensation and benefits provided in Sections 8(b) and 8(f)(ii) (without any duplication), including, but not limited to, any other compensation or benefits under equity grants and awards described in Section 5 above and employee benefits under plans described in Section 7 above, that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan, provided that the term during which Employee is entitled to continue receiving his salary pursuant to Section 8(f)(ii)(A) hereof shall increase from one year to two years.

         9. CONFIDENTIALITY AND LOYALTY.

         (a) General.

             (i) Employee hereby acknowledges that as a result of his employment with SRS he has produced and had access to, and may hereafter produce and have access to, material, records, data, trade secrets, customer lists, inventions and information not generally available to the public (collectively, "Confidential Information") regarding SRS and that any such Confidential Information is the exclusive property of SRS.

             (ii) Accordingly, Employee hereby agrees that, during and subsequent to the Term, he shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information in such form is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Board, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by Employee of his duties hereunder.

         (b) Return of Documents. All records, files, documents and other materials or copies thereof relating to SRS' business that Employee prepares or uses shall be and remain the sole property of SRS and shall not be removed from SRS' premises without its written consent. Upon termination of Employee's employment with SRS for any reason, he shall promptly deliver to SRS all such items that are then in his possession or control.



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         (c) Duty of Loyalty. Employee hereby agrees to abide by SRS' reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of SRS.

         (d) Remedies And Sanctions. In the event that Employee is found to be in violation of Section 9(a), (b) or (c), SRS shall be entitled to relief as provided in Section 11 below.

         10. NONCOMPETITION/NONSOLICITATION.

         (a) Restrictive Covenant. Employee hereby agrees that, except with the express prior written consent of SRS, for a period of one year after termination of his employment with SRS for any reason (the "Restrictive Period"), he will not directly or indirectly compete with the business of SRS as conducted on the date of such termination, including, but not by way of limitation, by (i) directly or indirectly owning, managing, operating, controlling, financing, (ii) directly or indirectly serving as an employee, officer or director of or consultant to, or (iii) soliciting or inducing, or attempting to solicit or induce, any employee or agent of SRS to terminate employment with SRS and become employed by, any person, firm, partnership, corporation, trust or other entity that owns or operates an entity that is engaged in the same or similar business as SRS as conducted on the date of such termination (the "Restrictive Covenant").

         If Employee violates the Restrictive Covenant and SRS brings legal action for injunctive or other relief, SRS shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to endure for the period specified in this Section 10(a), computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by Employee.

         (b) Exceptions. Notwithstanding anything to the contrary in Section 10(a), the Restrictive Covenant shall not:

             (i) apply if SRS terminates Employee's employment without Cause, as provided in Section 8(f) above; or

             (ii) prohibit Employee from owning directly or indirectly capital stock or similar securities or derivatives thereof which do not represent more than five percent of the outstanding capital stock of any business similar to that of SRS as conducted on the date of such termination.

         (c) Remedies and Sanctions. In the event that Employee is found to be in violation of Section 10(a) above, SRS shall be entitled to relief as provided in Section 11 below.

         11. REMEDIES/SANCTIONS. Employee hereby acknowledges that the restrictions contained in Sections 9 (a), (b) and (c) and 10(a) above are reasonable and necessary for the protection of the legitimate business interests of SRS, for which monetary damages alone may not


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provide an adequate remedy, that any violation of these restrictions would cause substantial injury to SRS and such interests, that SRS would not have entered into this Agreement without receiving the additional consideration offered by Employee in binding himself to these restrictions and that such restrictions were a material inducement to SRS to enter into this Agreement.

         In the event of any violation or threatened violation of these restrictions, SRS (a) shall be relieved of any further obligations under the Agreement, (b) shall be entitled to seek monetary damages resulting from such violation, and (c) in addition to and not in limitation of, any other rights, remedies or damages available to SRS under this Agreement or otherwise at law or in equity, shall be entitled to seek preliminary and permanent injunctive relief to prevent or restrain any such violation by Employee and any and all persons directly or indirectly acting for or with him, as the case may be.

         12. BENEFICIARIES/REFERENCES. Employee shall be entitled to select (and change, to the extent permitted under any applicable law) a Beneficiary or Beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving SRS written notice thereof. In the event of Employee's death, or of a judicial determination of his incompetence, reference in this Agreement to Employee shall be deemed to refer, as appropriate, to his Beneficiary, estate or other legal representative.

         13. WITHHOLDING TAXES. All payments to Employee or his Beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

         14. INDEMNIFICATION AND LIABILITY INSURANCE. Nothing herein is intended to limit SRS' indemnification of Employee, and SRS shall indemnify him to the fullest extent permitted by applicable law consistent with SRS' Articles of Incorporation and By-Laws, with respect to any action or failure to act on his part while he is an officer, director or employee of SRS. SRS shall cause Employee to be covered at all times by directors' and officers' liability insurance on terms no less favorable than the directors' and officers' liability insurance maintained by Sabratek in effect on the date hereof in terms of coverage and amounts. SRS shall continue to indemnify Employee as provided above and maintain such liability insurance coverage for him after the Term for any claims that may be made against him with respect to his service as a director or officer of SRS.

         15. EFFECT OF AGREEMENT ON OTHER BENEFITS. The existence of this Agreement shall not prohibit or restrict Employee's entitlement to participate fully in compensation, employee benefit and other plans of SRS in which senior executives are eligible to participate.

         16. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Employee) and assigns.


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         17. REPRESENTATIONS. The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. SRS represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

         18. ENTIRE AGREEMENT. Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof, between SRS and Employee, provided that the execution of this Agreement shall not adversely affect (i) any award previously made to Employee under any compensation plan maintained by SRS, or (ii) any statements regarding the vesting of options or other benefits in such prior agreements. Payments and benefits provided under this Agreement are in lieu of any payments or other benefits under any severance program or policy of SRS to which Employee would otherwise be entitled. The foregoing notwithstanding, the non-compete, non-solicitation and related covenants contained in the Merger Agreement and which relate to the Employee shall be unaffected by this Section, and such covenants shall exist in addition to the similar covenants contained herein.

         19. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Employee and an authorized officer of SRS. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         20. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         21. SURVIVAL. The respective rights and obligations of the Parties under this Agreement shall survive any termination of Employee's employment with SRS.

         22. GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Illinois, without reference to principles of conflict of laws.

         23. ARBITRATION. Any dispute or controversy, other than a dispute or controversy arising under Sections 9 or 10 hereof or with respect to Federal or state employment laws, rules or


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regulations (actions regarding which may be brought in any court (i) having situs within Cook County, Illinois and (ii) having jurisdiction over the dispute or controversy), arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Employee within thirty (30) miles from the main office of SRS, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         24. LEGAL FEES. All reasonable expenses and legal fees paid or incurred by Employee pursuant to any bona fide dispute or question of interpretation relating to this Agreement, including all such expenses and fees, if any, incurred in contesting any termination of this Agreement by SRS or in seeking to obtain or enforce any right or benefit provided by this Agreement, shall be paid or reimbursed by SRS, provided, however, that if this Agreement is terminated for Cause or if this Agreement is terminated voluntarily by Employee other than due to a breach of this Agreement by SRS, SRS shall be obligated to pay any of Employee's expenses and legal fees arising therefrom only if Employee is successful on the merits pursuant to a legal judgment, arbitration or settlement.

         25. NOTICES. Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of:

If to SRS or the Board:

         Strategic Reimbursement Services, Inc.
         8111 North St. Louis Avenue
         Skokie, Illinois 60076
         Attention:  President
         PHONE:
         FAX: (847) 647-2382

with a copy to:

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, Illinois 60601
         Attention: Carter W. Emerson
         PHONE: (312) 861-2000
         FAX: (312) 861-2200


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If to Employee:

         Robert C. Gienko
         5 Trenton Court
         South Barrington, IL 60010

with a copy to:

         Kenneth Kolmin
         c/o Sonnenschein Nath & Rosenthal
         8000 Sears Tower
         Chicago, Illinois 60606
         Facsimile no: (312) 876-7934

If to Sabratek:

         Sabratek Corporation
         8111 North St. Louis Avenue
         Skokie, Illinois 60076
         Attention: President
         PHONE: (847) 647-2382
         FAX: (847) 720-2400

with a copy to:

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, IL 60601
         Attention: Carter W. Emerson
         PHONE: (312) 861-2000
         FAX: (312) 861-2200


         26. HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         27. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

                               *   *   *   *   *

         IN WITNESS WHEREOF, the undersigned hereto have executed this Employment Agreement as of the date first written above.


                                          STRATEGIC REIMBURSEMENT SERVICES, INC.



                                          By:     /s/ Stephen L. Holden
                                             -----------------------------------
                                          Its:        Vice President
                                              ----------------------------------



                                                  /s/ Robert C. Gienko
                                          --------------------------------------
                                                  Robert C. Gienko